PORTFOLIO MANAGEMENT AGREEMENT
          For The Institutional Small Capitalization
Equity Portfolio

AGREEMENT made this 7th day of June, 2011, between Cupps Capital Management,
LLC, a limited liability company organized under the laws of Illinois
("Portfolio Manager"), and The HC Capital Trust, a Delaware statutory trust
("Trust").

WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company
Act of 1940, as amended
("Investment Company Act") which offers several
 series of shares of beneficial
interests ("shares") representing interests in
 separate investment portfolios;
and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management to that portion of the assets of The
Institutional Small Capitalization Equity
Portfolio of the Trust ("Portfolio")
that may, from time to time be allocated to it by, or under the supervision of, the Trust's Board of Trustees, and Portfolio
 Manager is willing, in accordance
with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

I . Appointment of Portfolio Manager. The Trust
 hereby retains Portfolio Manager
to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this
Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as
set forth in the then current Registration
Statement of the Trust delivered by
the Trust to the Portfolio Manager, applicable
 provisions of the Investment
Company Act and the rules and regulations promulgated under the Investment
Company Act and other applicable federal securities laws.

2. Duties of Portfolio Manager. (a) Portfolio
Manager shall provide a continuous
program of investment management for that portion of the assets of the Portfolio
("Account") that may, from time to time be allocated
 to it by, or under the
supervision of, the Trust's Board of Trustees, as indicated in writing by an authorized officer of the Trust. It is understood that the Account may consist
of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees and/or Hirtle Callaghan & Co., LLC, the Trust's investment adviser, has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of
the Account or the Portfolio. The Portfolio
Manager's responsibility for
providing portfolio management services to the Portfolio shall be limited to the Account.

(b) Subject to the general supervision of the Trust's Board of Trustees,
Portfolio Manager shall have sole investment discretion with respect to the
Account, including investment research, selection
 of the securities to be
purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers through which securities transactions in the Account shall be executed.
The Portfolio Manager shall not
consult with any other portfolio manager of the Portfolio concerning transactions for the Portfolio in securities or other assets. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

      (i) advise the Portfolio's designated
custodian bank and administrator or
accounting agent on each business day of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price,
commission paid, the market on which the transaction
 was effected, the trade
date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

      (ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically,
 Portfolio Manager agrees
to maintain with respect to the Account those records
 required to be maintained
under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the
 Investment Company Act with
respect to transactions in the Account including,
 without limitation, records
which reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade
date, the settlement date, and the identity of the effecting broker or dealer.
Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company
 Act. Portfolio Manager
acknowledges and agrees that all records it maintains
 for the Trust are the
property of the Trust, and Portfolio Manager will surrender promptly to the
Trust any such records upon the Trust's request.
The Trust agrees, however, that
Portfolio Manager may retain copies of those records that are required to be maintained by Portfolio Manager under federal or state regulations to which it may be subject or are reasonably necessary for purposes of conducting its business;

      (iii) provide, in a timely manner, such
 information as may be reasonably
requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio's net asset value and net income,
preparation of proxy statements or amendments to the Trust's registration statement and monitoring investments made in the Account to ensure compliance with the various limitations on investments applicable to the Portfolio and to
ensure that the Portfolio will continue to qualify
 for the special tax treatment
accorded to regulated investment companies under Subchapter M of the Internal
Revenue Code of 1986, as amended ("Code"); and

      (iv) render regular reports to the Trust concerning the performance of
Portfolio Manager of its responsibilities under this Agreement. In particular,
Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and
will, in addition, make its officers and employees
 available to meet with the
officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the
Account.

3. Portfolio Transaction and Brokerage. In placing orders for portfolio securities with brokers and dealers, Portfolio
Manager shall use its best
efforts to execute securities transactions on behalf
 of the Account in such a
manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio
 Manager research, analysis,
advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio
Manager determines in good faith
that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio
Manager to the Account and any
other accounts with respect to which Portfolio
Manager exercises investment
discretion, and provided further that the extent and
 continuation of any such
practice is subject to review by the Trust's Board of Trustees. Portfolio
Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an "affiliated person" of the
 Trust or Portfolio Manager,
including any other investment advisory organization
 that may, from time to time
act as a portfolio manager for the Portfolio or any of the Trust's other
Portfolios, except as permitted under the Investment
 Company Act and rules
promulgated thereunder. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio
Manager of any changes in such list.

4. Expenses and Compensation. Except for expenses specifically assumed or agreed to be paid by the Portfolio Manager under this Agreement, the Portfolio Manager shall not be liable for any expenses of the Portfolio or the Trust, including,
without limitation: (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase and sale of securities or other investment instruments with respect to the Portfolio; and (iii) custodian fees and expenses. For its services under this Agreement, Portfolio Manager shall be entitled to receive a fee, which fee shall be payable monthly in arrears at the annual rate of 0.85% of the average daily net assets of the Account.

5. Limitation of Liability and Indemnification.
(a) Portfolio Manager shall not
be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the Trust in connection with the matters to which this
Agreement relates including, without limitation,
 losses that may be sustained in
connection with the purchase, holding, redemption
 or sale of any security or
other investment by the Trust on behalf of the
 Portfolio, except a loss
resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

(b) Notwithstanding the foregoing, Portfolio
Manager expressly agrees that the
Trust may rely upon: (i) the Portfolio Manager's
 current Form ADV; and (ii)
information provided, in writing, by Portfolio
Manager to the Trust in
accordance with Section 9 of this Agreement or otherwise to the extent such information was provided by Portfolio Manager for the purpose of inclusion in SEC Filings, as hereinafter defined provided that a copy of each
SEC Filing is provided to Portfolio Manager: (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is
filed with the SEC in the case of the Trust's semi-annual-report on Form N-SAR or any shareholder report or proxy statement; or
 (iii) at least 10 business days
prior to first use, in the case of any other SEC
Filing. For purposes of this
Section 5, "SEC Filings" means the Trust's registration statement and amendments thereto and any periodic reports relating to the Trust and its Portfolios that are required by law to be furnished to shareholders of the Trust and/or filed
with the Securities and Exchange Commission.

(c) Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and control persons from any claims, liabilities and reasonable expenses, including reasonable attorneys' fees
(collectively, "Losses"), to the extent that such Losses arise out of any untrue statement of a material fact contained in an SEC
Filing or the omission to state
therein a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not materially misleading, if such statement or omission was made in reliance upon the Portfolio Manager's current
Form ADV or written information furnished by the Portfolio Manager for the purpose of inclusion in such SEC Filings or other appropriate SEC Filings;
provided that a copy of each SEC Filing was provided to Portfolio Manager: (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust's
semi-annual-report on Form N-SAR or any shareholder report or proxy statement;
or (iii) at least 10 business days prior to first use,
 in the case of any other
SEC Filing.

(d) In the event that a legal proceeding is commenced against the Trust on the basis of claims for which the Portfolio Manager would, if such claims were to prevail, be required to indemnify the Trust pursuant to Section 5(c) above,
Portfolio Manager will, at its expense, provide such
 assistance as the Trust may
reasonably request in preparing the defense of the such claims (including by way of example making Portfolio Manager's personnel available for interview by counsel for the Trust, but specifically not inducing retention or payment of counsel to defend such claims on behalf of the Trust);
 provided that the
Portfolio Manager will not be required to pay any
 Losses of the Trust except to
the extent it may be required to do so under
Section 5(c) above.

(e) The indemnification obligations set forth in
Section 5 (c) shall not apply
unless: (i) the statement or omission in question accurately reflects information provided to the Trust in writing by the Portfolio Manager; (ii) the statement or omission in question was made in an SEC Filing in reliance upon written information provided to the Trust by the Portfolio Manager specifically for use in such SEC Filing; (iii) the Portfolio
Manager was afforded the
opportunity to review the statement (or the omission was identified to it) in connection with the 10 business day review requirement set forth in Section 5(b) above; and (iv) upon receipt by the Trust of any notice of the commencement of any action or the assertion of any claim to which the indemnification obligations set forth in Section 5(c) may apply, the Trust notifies the
Portfolio Manager, within 30 days and in writing, of such receipt and provides to Portfolio Manager the opportunity to participate in the defense and/or
settlement of any such action or claim. Further, Portfolio Manager will not be required to indemnify any person under this Section
 5 to the extent that
Portfolio Manager relied upon statements or information furnished to the
Portfolio Manager, in writing, by any officer, employee or Trustee of the Trust, or by the Trust's custodian, administrator or accounting agent or any other agent of the Trust, in preparing written information provided to the Trust and
upon which the Trust relied in preparing the SEC Filing(s) in question.

(f) The Portfolio Manager shall not be liable for:
(i) any acts of any other
portfolio manager to the Portfolio or the Trust with respect to the portion of the assets of the Portfolio or the Trust not managed by the Portfolio Manager;
and (ii) acts of the Portfolio Manager which result from acts of the Trust, including, but not limited to, a failure of the Trust to provide accurate and current information with respect to the investment objectives, policies, or
restrictions applicable to the Portfolio, actions
 of the Trustees, or any
records maintained by Trust or any other portfolio
 manager to the Portfolio. The
Trust agrees that, to the extent the Portfolio
Manager complies with the
investment objectives, policies, and restrictions applicable to the Portfolio as provided to the Portfolio Manager by the Trust, and with laws, rules, and regulations applicable to the Portfolio (including, without limitation, any requirements relating to the qualification of the Account as a regulated investment company under Subchapter M of the Code)
 in the management of the
assets of the Portfolio specifically committed to
 management by the Portfolio
Manager, without regard to any other assets or investments of the Portfolio,
Portfolio Manager will be conclusively presumed for
 all purposes to have met its
obligations under this Agreement to act in
 accordance with the investment
objectives, polices, and restrictions applicable to
 the Portfolio and with laws,
rules, and regulations applicable to the Portfolio, it being the intention that for this purpose the assets committed to management by the Portfolio Manager shall be considered a separate and discrete investment portfolio from any other assets of the
 Portfolio; without limiting
the generality of the foregoing, the Portfolio
Manager will have no obligation
to inquire into, or to take into account, any other
 investments of the Portfolio
in making investment decisions under this Agreement.
In no event shall the
Portfolio Manager or any officer, director, employee, or agent or the Portfolio
Manager have any liability arising from the conduct of the Trust and any other portfolio manager with respect to the portion of the Portfolio's assets not allocated to the Portfolio Manager.

6. Permissible Interest. Subject to and in accordance with the Trust's
Declaration of Trust and Bylaws and corresponding
 governing documents of
Portfolio Manager, Trustees, officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the
Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.

7. Duration, Termination and Amendments. This Agreement
 shall become effective
as of the date first written above and shall continue
 in effect thereafter for
two years. This Agreement shall continue in effect
from year to year thereafter
for so long as its continuance is specifically
approved, at least annually, by:
(i) a majority of the Board of Trustees or the vote
of the holders of a majority
of the Portfolio's outstanding voting securities;
and (ii) the affirmative vote,
cast in person at a meeting called for the purpose
of voting on such
continuance, of a majority of those members of the
Board of Trustees
("Independent Trustees") who are not "interested
persons" of the Trust or any
investment adviser to the Trust.

This Agreement may be terminated by the Trust or
 by Portfolio Manager at any
time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be
bound thereby provided that if the Investment
Company Act requires that such
amendment be approved by the vote of the Board, the Independent Trustees and/or the holders of the Trust's or the Portfolio's outstanding shareholders, such
approval must be obtained before any such amendment may become effective. This
Agreement shall terminate upon its assignment.
 For purposes of this Agreement,
the terms "majority of the outstanding voting securities," "assignment" and
"interested person" shall have the meanings set forth in the Investment Company
Act.

8. Confidentiality; Use of Name. Portfolio Manager and the Trust acknowledge and agree that during the term of this Agreement the parties may have access to certain information that is proprietary to the Trust or Portfolio Manager, respectively (or to their affiliates and/or service providers). The parties agree that their respective officers and employees shall treat all such
proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of their responsibilities under this Agreement and the management of the Trust's assets, provided, however, that this shall not apply in the case of: (i) information that is publicly available; and (ii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over Portfolio Manager or the Trust, as the case may be, in which case such party shall request such confidential treatment of such information as may be reasonably available.
In addition, each party shall use
its reasonable efforts to ensure that its agents or affiliates who may gain access to such proprietary information shall be made aware of the proprietary
nature and shall likewise treat such materials as confidential.

It is acknowledged and agreed that the names
"Hirtle Callaghan," "Hirtle
Callaghan Chief Investment Officers" (which is a registered trademark of Hirtle
Callaghan & Co., LLC ("HCC")), "HC Capital" and any derivative of any of them, as well as any logo that is now or shall later become associated with such names
("Marks") are valuable property of HCC and that
 the use of the Marks, or any one
of them, by the Trust or its agents is subject to the license granted to the Trust by HCC. Portfolio Manager agrees that it will not use any Mark without the prior written consent of the Trust. Portfolio
Manager consents to use of its
name, performance data, biographical data and other pertinent data, and the
Cupps Marks (as defined below), by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Trust without the prior written consent of Portfolio Manager, which consent shall not be unreasonably withheld.
The Trust shall have full
responsibility for the compliance by any such
 marketing and sales literature
with all applicable laws, rules, and
regulations, and Portfolio Manager will
have no responsibility or liability therefor.

It is acknowledged and agreed that the name
"Cupps Capital Management, LLC" and
any portion or derivative thereof, as well
 as any logo that is now or shall
later become associated with the name
("Cupps Marks"), are valuable property of the Portfolio Manager and that the use of the Cupps Marks by the Trust or its agents is permitted only so long as this
 Agreement is in place.

The provisions of this Section 8 shall
 survive termination of this Agreement.

9. Representation, Warranties and Agreements of Portfolio Manager. Portfolio
Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Investment Advisers Act"), it will maintain such registration in full force and effect and will promptly report to the Trust the
commencement of any formal proceeding that could render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

(b) Portfolio Manager understands that the Trust is subject to various regulations under the Investment Company
Act which require that the Board review
and approve various procedures adopted by portfolio managers and may also require disclosure regarding the Board's consideration of these matters in various documents required to be filed with the SEC. Portfolio Manager represents that it will, upon reasonable request of the Trust, provide to the Trust information regarding all such matters including, but not limited to, codes of ethics required by Rule 17j-1 under the Investment Company Act and
compliance procedures required by Rule 206(4)-7 under the Investment Advisers
Act, as well as certifications that, as
contemplated under Rule 38a-1 under the
Investment Company Act, Portfolio Manager has
 implemented a compliance program
that is reasonably designed to prevent
violations of the federal securities laws by the Portfolio with respect to those services provided pursuant to this
Agreement. Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the SEC or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager
agrees that it make reasonable efforts to respond
 to the Trust's reasonable
requests in this area.

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports
and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies and/or provided to shareholders of the
Trust.

10. Status of Portfolio Manager. The Trust and Portfolio
 Manager acknowledge and
agree that the relationship between Portfolio Manager
 and the Trust is that of
an independent contractor and under no circumstances
 shall any employee of
Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust,
its Portfolios or its shareholders. The parties also
 acknowledge and agree that
nothing in this Agreement shall be construed to restrict the right of Portfolio
Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management
services and the performance of such services shall
 not be deemed to violate or
give rise to any duty or obligations to the Trust.

11. Counterparts and Notice. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice
required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:


If to the Trust:

                         Robert J. Zion, Vice President
                              The HC Capital Trust
              Five Tower Bridge, 300 Barr Harbor Drive, Suite 300
                          West Conshohocken, PA 19428

If to Portfolio Manager:

                         -----------------------------
                         Cupps Capital Management, LLC
                            208 South LaSalle Street
                                   Suite 1368
                            Chicago, Illinois 60604

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit
 any of the provisions hereof
or otherwise affect their construction or effect.
If any provision of this
Agreement shall be held or made invalid by a court
 decision, statute, rule or
otherwise, the remainder of this Agreement shall not be affected thereby. This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Delaware provided that nothing herein shall be construed as
inconsistent with the Investment Company Act or the Investment Advisers Act.

The Trust acknowledges receipt of Part II of Portfolio Manager's Form ADV, copies of which have been provided to the Trust's Board of Trustees.

Portfolio Manager is hereby expressly put on
 notice of the limitations of
shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the
 Trust pursuant to this
Agreement shall be limited in all cases to the
 assets of the Portfolio.
Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or
from the Trustees of the Trust or any individual
Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused
 this Agreement to be executed
by their officers thereunto duly authorized as of the day and year first written above.


ATTEST:                         Cupps Capital Management, LLC

                                By: /s/ Andrew S. Cupps
                                    ---------------------------

ATTEST:                         The HC Capital Trust
                                (on behalf of The Institutional Small
                                Capitalization Equity Portfolio)

                                By: /s/
                                    ---------------------------


                                      -6-